                                                                     Exhibit 1.1

                                  $402,000,000

                               ELWOOD ENERGY LLC
                  8.159% Senior Secured Bonds due July 5, 2026


                               PURCHASE AGREEMENT
                               ------------------

                                                                October 12, 2001

Credit Suisse First Boston Corporation
ABN AMRO Incorporated
Westdeutcshe Landesbank Girozentrale (Dhsseldorf),

 c/o Credit Suisse First Boston Corporation,
      Eleven Madison Avenue,
      New York, N.Y. 10010-3629


Dear Sirs:

     1. Introductory. Elwood Energy LLC, a Delaware limited liability company (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") U.S.$402,000,000 principal amount of its 8.159% Senior Secured Bonds due July 5, 2026 ("Offered Securities") to be issued under a Trust Indenture, dated as of October 23, 2001 (the "Indenture"), between the Company and Bank One Trust Company, National Association, as Trustee. The United States Securities Act of 1933, as amended, is herein referred to as the "Securities Act."

     The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement of even date herewith among the Company and the Purchasers (the "Registration Rights Agreement"), pursuant to which the Company agrees to file a registration statement with the Securities Exchange Commission (the "Commission") registering the resale of the Offered Securities under the Securities Act.

     All defined terms used in this Agreement and not defined herein shall have the meanings given thereto in the Indenture.

     The Company hereby agrees with the several Purchasers as follows:

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

          (a) A preliminary offering circular, dated October 5, 2001 and an offering circular, dated as of the date hereof, relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular (the "Preliminary Offering Circular") and offering circular (the "Offering Circular"), as amended or supplemented as of the date of this Agreement, are hereinafter collectively referred to as the "Offering Document". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

          (b) The Company has been duly organized and is an existing limited liability company in good standing under the laws of the State of Delaware, with power and authority (as a limited liability company and otherwise) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification (except for any such failure to be so qualified which would not individually or in the aggregate (i) cause a material adverse change in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole or (ii) cause any event or occurrence of whatever nature which materially affects (a) the Company's ability to perform its obligations under any Financing Document or any Material Project Document, or (b) the perfection, validity or priority of the Secured Parties' security interests in the Collateral ("Material Adverse Effect")).

          (c) Each subsidiary of the Company has been duly organized and is an existing limited liability company in good standing under the laws of the jurisdiction of its incorporation, with power and authority (as a limited liability company and otherwise) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification (except for any such failure to be so qualified which would not individually or in the aggregate have a Material Adverse Effect); all of the issued and outstanding membership interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as otherwise disclosed in the Offering Document, the membership interests of each subsidiary are owned by the Company free from liens, encumbrances and defects.

          (d) The Indenture and each of the other Transaction Documents have been duly authorized by the Company; the Offered Securities have been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture and each of the other Transaction Documents will have been duly executed and delivered by the Company, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document, and the Indenture, such Offered Securities and each of the other Transaction Documents will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (e) Except (i) to the extent that compliance with the blue sky or securities laws of any state or of any jurisdiction outside the United States may be required in connection with the offer and sale of the Offered Securities, (ii) for the filing of instruments to perfect the security interests and (iii) for the filing and effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company.

          (f) (i) The execution, delivery and performance by the Company of the Indenture, this Agreement, the other Transaction Documents and the Registration Rights Agreement and (ii) the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any subsidiary of the Company or any of their properties (except for any such breach, violation or default which would not individually or in the aggregate have a Material Adverse Effect), or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound, or to which any of the properties of the Company or any such subsidiary is subject (except for any such breach, violation or default which would not individually or in the aggregate have a Material Adverse Effect), or the certificate of formation or operating agreement of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

          (g) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company.

          (h) Except for Permitted Liens, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, and except where the failure to maintain such good and marketable title would not individually or in the aggregate have a Material Adverse Effect; and, except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (i) The Security Documents create valid first priority security interests in all of the Collateral in favor of the Secured Parties, subject only to Permitted Liens.

          (j) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (k) The Company is in compliance with all Applicable Laws, except where such non-compliance would not individually or in the aggregate have a Material Adverse Effect.

          (l) The Company and its subsidiaries have no employees, and neither the Company nor its subsidiaries are a member of a controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended) having any employees.

          (m) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (n) Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse

     Effect; and to the best of the Company's knowledge after due inquiry, it is not aware of any pending investigation which might lead to such claim, except where such claim would not individually or in the aggregate have a Material Adverse Effect.

          (o) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

          (p) The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, except that no statement of cash flows and no footnotes have been included for the period ended June 30, 2001.

          (q) Since the respective most recent dates as of which information is given in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by the Company on membership interests.

          (r) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

          (s) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934 ("Exchange Act") or quoted in a U.S. automated inter-dealer quotation system.

          (t) Assuming that the representations and warranties of the Purchasers contained in Section 4 are true, correct and complete, and assuming compliance by the Purchasers with their agreements herein, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (u) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (other than the Purchasers and their respective affiliates, as to which the Company makes no representations or warranties) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities
     (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

          (v) Neither the Company nor any of its subsidiaries is or will, solely as a result of their participation in the transactions contemplated by the Financing Documents (as defined in the Indenture) or their ownership, use or operation of the Facility described in the Offering Circular under the heading "Our Business and Regulatory Environment" (the "Facility") be subject to (i) regulation under the Public Utility Holding Company Act of 1935, as amended ("PUHCA") as a "public utility company" or a "holding company" or (ii) regulation under the Federal Power Act ("FPA"), or (iii) state laws and regulations in respect of the rates or the financial or organizational regulation of utilities, except (A) for the rules or regulations applicable to "exempt wholesale generators" ("EWGs") under Section 32 of PUHCA, (B) the Company is a "public utility," as such term is defined under the FPA, but has been granted authority under Section 205 of the FPA to sell electric energy, capacity and ancillary services at wholesale at market-based rates and (C) the Company is subject to state laws applicable to EWGs. In addition, none of the Purchasers will, solely as a result of purchasing and/or reselling the Offered Securities pursuant to this Agreement, be a "public utility company," an "electric utility company," a "gas utility company," a "holding company," a "subsidiary" or an "affiliate" under PUHCA, or otherwise subject to regulation under PUHCA, the FPA or rate, financial or organizational regulation under any state law or regulation.

          (w) The Company conducts no business other than the development, construction and operation of the Facility, and activities related thereto.

          (x) The Company has filed all tax returns and paid all Taxes other than any Taxes which (i) are being contested in a Good Faith Contest and for which adequate reserves (in accordance with US GAAP) are being maintained or (ii) the failure to file or pay could not reasonably be expected to have a Material Adverse Effect.

          (y) No Event of Default has occurred and is continuing; no event of force majeure, or breach or default under any Financing Document or Material Project Document or other material contract has occurred and is continuing, except for any such event, breach or default that could not reasonably be expected to have a Material Adverse Effect.

          (z) All representations and warranties by the Company and, to its knowledge, each Project Party are true and correct, or, if made as of a specific date, were true and correct when made, except to the extent such misrepresentations could not reasonably be expected to have a Material Adverse Effect.

          (aa) The proceeds to the Company from the offering of the Offered Securities will not be used in a manner which would violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

          (bb) To the best of the Company's knowledge, the services to be performed, the materials to be supplied and the easements, licenses and other rights granted or to be granted to the Company pursuant to the terms of the Project Documents, provide or will provide the Company with all rights and property interests required to enable the Company to obtain all services, materials or rights (including access) required for the operation and maintenance of the Facility, including the Company's full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by others of their obligations, under the Material Project Documents, other than those services, materials or rights that reasonably can be expected to be obtainable in the ordinary course of business without material additional expenses or material delay or the failure to obtain could not reasonably be expected to have a Material Adverse Effect.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 99.125% of the principal amount thereof plus accrued interest from October 23, 2001 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

     The Company shall deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds or wire transfer (in accordance with the wire transfer instructions attached hereto as Schedule B) to an account at a bank acceptable to CSFBC drawn to the order of Elwood Energy LLC at 9:30 A.M. (New York time), on October 23, 2001, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date." The Global Securities will be made available for checking at the office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the Closing Date.

     4.  Representations by Purchasers; Resale by Purchasers.  (a)   Each
Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S and Rule 144A.

          (c) Each Purchaser severally represents and agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

          (d) Each Purchaser severally represents and agrees that it and each of its affiliates have not and will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

          (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplement without CSFBC's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6. The prior notice and approval provisions of this Section 5(a) will not apply to any Exchange Act filings by Dominion Resources, Inc. or Peoples Energy Corporation; provided, however, that the prior notice and approval provisions of this Section 5(a) will apply to any Exchange Act filings by Dominion Resources, Inc. or Peoples Energy Corporation that purport to correct an untrue statement of a material fact in the Offering Document or an omission to state any material fact necessary in order to make the statements in the Offering Document, in the light of the circumstantces under which they were made, not misleading.

          (b) The Company will furnish to CSFBC copies of the Offering Document and all amendments and supplements thereto in such quantities as CSFBC reasonably requests, and the Company will furnish to CSFBC three copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants, in each case as soon soon as available, but in any event on or before the Closing Date. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities.

          (c) The Company will take such action as the Purchasers may reasonably request for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

          (d) During the period of ten years hereafter the Company will furnish to CSFBC and, upon request, to each of the other Purchasers (i) as soon as available, but in any event within the time periods specified in the Indenture, a copy of each balance sheet (audited or unaudited) of the Company, with related statements of income and capital and statements of cash flows required to be furnished to the Trustee under the Indenture,
     (ii) all certificates of authorized officers of the Company and all other information and notices sent by the Company to the Trustee pursuant to section 4.1 of the Indenture and (iii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

          (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

          (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

          (g) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture, the other Financing Documents and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) the fees and expenses of counsel for the Purchasers and the fees and expenses of the Independent Engineer, the Market Consultant, the Fuel Consultant, the Insurance Consultant and the Environmental Consultant; (iii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Offered Securities, the Indenture, the other Financing Documents, the Registration Rights Agreement, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iv) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vi) expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Company's officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

          (i) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

          6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Purchasers shall have received, at the time this Agreement is executed, letters from Deloitte and Touche LLP ("Deloitte and Touche") and Arthur Andersen LLP ("Arthur Andersen"), dated the date of this Agreement, containing statements and information of the type ordinarily included in accountants' SAS 72 "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Offering Document.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          (c) The Purchasers shall have received an opinion, dated the Closing Date, of McGuireWoods LLP ("McGuireWoods"), counsel for the Company, in substantially the form of Exhibit A hereto.

          (d) The Purchasers shall have received an opinion, dated the Closing Date, of McGuireWoods, local Illinois counsel for the Company, in substantially the form of Exhibit B hereto.

          (e) The Purchasers shall have received an opinion, dated the Closing Date, of McGuireWoods LLP, as federal regulatory energy counsel, environmental regulatory counsel and as Illinois energy regulatory counsel for the Company, in substantially the form of Exhibit C hereto.

          (f) The Purchasers shall have received from Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F"), counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, SASM&F may rely as to the formation of the Company upon the opinion of McGuireWoods LLP referred to in paragraph (c) above.

          (g) The Purchasers shall have received from in-house counsel for the Trustee, such opinion, dated the Closing Date, with respect to the incorporation of the Trustee, the enforceability of the Offered Securities and the Indenture, the authentication of the Offered Securities and any necessary approvals and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

          (h) The Purchasers shall have received from in-house counsel to Peoples Energy Corporation an opinion, dated the Closing Date, in substantially the form of Exhibits D hereto.

          (i) The Purchasers shall have received from in-house counsel to Dominion Resources, Inc. an opinion, dated the Closing Date, in substantially the form of Exhibit E hereto.

          (j) The Purchasers shall have received a certificate, dated the Closing Date, of the General Manager and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Offering Document or as described in such certificate.

          (k) The Purchasers shall have received letters dated Closing Date, of Deloitte and Touche and Arthur Andersen which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such letter will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

          (l) Each Power Sales Agreement and each other Material Project Document shall be in full force and effect and reasonably satisfactory in all respects to the Purchasers.

          (m) The Mortgage and any other documents necessary to establish control of the Project Site, together with all easements and rights-of-way necessary for the operation of the Facility, shall be in full force and effect and reasonably satisfactory in all respect to the Purchasers. Mortgagee title insurance for the security interest of the holders of the Offered Securities in all real property relating to the Facility at an amount equal to $279,000,000 shall be in effect.

          (n) Insurance coverages in accordance with the report of the Insurance Consultant and the terms of the Indenture shall be in full force and effect.

          (o) (i) No Material Adverse Effect shall have occurred and (ii) no material adverse change shall have occurred in the business, operations or condition (financial or otherwise) of the obligor under any Power Sales Agreement (or related guaranty) or any Material Project Document which could reasonably be expected to have a Material Adverse Effect.

          (p) The Purchasers shall have received an Annual Operating Budget (prepared in accordance with the provisions of Section 4.1(i) of the Indenture), covering the period from the Closing Date to the end of the current calendar year.

          (q) The Purchasers shall have received a report from the Independent Engineer, Independent Market Consultant, Insurance Consultant and such other independent consultants as may be agreed, each in a form and substance reasonably satisfactory to the Purchasers.

          (r) The Purchasers shall have received a copy of Woodward-Clyde's Environmental Investigation Report, dated August 3, 1998, for the Project Site, together with a reliance and bring-down letter in respect of such report in form and substance satisfactory to the Purchasers.

          (s) Each of the Consents (and related opinions) shall have been executed and delivered in form and substance satisfactory to the Purchasers.

          (t) Moody's Investors Services, Inc. ("Moody's") shall have delivered to the Company and the Purchasers a final rating letter, setting forth a rating of "Baa3" or better with respect to the Offered Securities, and (ii) Standard & Poor's Ratings Services ("S&P") shall have delivered to the Company and the Purchasers a final rating letter, setting forth a rating of "BBB-" or better with respect to the Offered Securities.

          (u) Each of the Company, the Permitted Subsidiaries, Dominion Elwood, Peoples Elwood, Dominion Resources, Inc. and Peoples Energy Corporation shall have furnished to the Purchasers (i) a certified copy of the resolutions of its Board of Directors or Executive Committee, as applicable, duly authorizing the execution, delivery and performance of this Agreement and any other documents executed by or on behalf of it in connection with this Agreement, (ii) certified copies of its organizational documents and, (iii) if applicable, incumbency certificates or certified copies of powers-of-attorney, if any, pursuant to which officers of such entity shall execute this Agreement and any other documents executed by or on behalf of it in connection with this Agreement.

     Documents described as being "in the agreed form" are documents which are in the forms which have been initialed for the purpose of identification by SASM&F, copies of which are held by the Company and CSFBC, with such changes as CSFBC may approve.

     The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Securities Act or the Exchange Act or any other statute or common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary offering circular the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Offering Document (exclusive of any material included therein but not attached thereto) if the Company had previously furnished copies thereof to such Purchaser.

          (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of

Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which they or any of them may become subject, under the Securities Act or the Exchange Act or any other statute or common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of
(i) the following information in the Offering Document furnished on behalf of each Purchaser: under the caption "Plan of Distribution" paragraphs three, five, eight (second sentence only) and ten; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise under subsection (a) or (b) above, except to the extent the indemnifying party shall have been materially prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnity could have been sought hereunder by such indemnified party (whether or not the indemnified party is an actual or potential party to such proceeding) unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party and (iii) does not involve any payment of money or other value by any indemnified party or any injunctive relief or findings of fact or stipulation binding on such indemnified party.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above in such proportion as shall be appropriate to reflect (i) the relative fault of each indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which have resulted in such losses, claims, damages or liabilities, (ii) the relative benefits received by the Company on the one hand and the Purchasers on the other hand from the offering of the Offered Securities pursuant to this Agreement, and (iii) any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each of the Purchasers agrees that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.

The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection (d) to contribute are several and not joint and shall be in proportion to their respective purchase obligations as set forth in Schedule A hereto.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

     8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount number of Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or faxed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, One Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group (fax: 212-325-4296), or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Elwood Energy LLC, c/o Dominion Energy, Inc., 120 Tredegar Street, Richmond, Virginia 23219, Attention:
Corporate Secretary (fax: 804-819-2211) and c/o Peoples Energy Resources Corp., 130 East Randolph Drive, Chicago, Illinois 60601, Attention: Assistant Vice President -- Structured Finance (fax: 312-240-4348); provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Purchaser.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                        Very truly yours,

                                        ELWOOD ENERGY LLC


                                        By: /s/ Donald G. Burnette, Jr.
                                            ------------------------------------
                                            Name:  Donald G. Burnette, Jr.
                                            Title: Authorized Representative

The foregoing Purchase Agreement
  is hereby confirmed and accepted
  as of the date first above written.


Credit Suisse First Boston Corporation
ABN AMRO Incorporated
Westdeutcshe Landesbank Girozentrale (Dhsseldorf)

By: Credit Suisse First Boston Corporation
          Acting on behalf of themselves
          and as the Representatives of
          the several Purchasers


By: /s/ Galvin M. Wolff
    ---------------------------
    Name:  Galvin M. Wolff
    Title: Director

                                  SCHEDULE A

                                                             Principal Amount of
Purchaser                                                     Offered Securities
---------
                                                                   -------
Credit Suisse First Boston Corporation........................   $341,700,000
ABN AMRO Incorporated.........................................   $ 30,150,000
Westdeutsche Landesbank Girozentrale (Dusseldorf).............   $ 30,150,000

                                                                 ------------
          Total...............................................   $402,000,000

                                  SCHEDULE B

The Chase Manhattan Bank,
New York, New York
ABA 021000021
Account 323364047

                                   EXHIBIT A

                      [FORM OF NEW YORK COUNSEL OPINION]

                                   EXHIBIT B

                      [FORM OF ILLINOIS COUNSEL OPINION]

                                   EXHIBIT C

     [FORM OF FERC, ENVIRONMENTAL AND ILLINOIS REGULATORY COUNSEL OPINION]

                                   EXHIBIT D
             [FORM OF PEOPLES ENERGY CORPORATION IN-HOUSE OPINION]

                                   EXHIBIT E
              [FORM OF DOMINION RESOURCES, INC. IN-HOUSE OPINION]

                                       21